                                                                    EXHIBIT 10.1

                                    AGREEMENT

                   Made and Executed on the 18th of May, 1998

BETWEEN:           MOKED ITURAN LTD., PRIVATE COMPANY 51-218465-6
                   Of _______________________ St.

                   Represented by its Officers Messrs. ___________ and
                   ___________       MOKED ITURAN LTD.
                  (Hereinafter: "MOKED")

                                                                THE FIRST PARTY

AND BETWEEN:

          1.   MOKED SERVICES, INFORMATION, MANAGEMENT, INVESTMENTS LTD.,

               PRIVATE COMPANY 51-115929-8

               Of 155 Yigal Alon St., Ramat-Gan

          2.   YEHUDA KAHANE LTD., PRIVATE COMPANY 51-218173-6

               Of 119 Bar Kokhba St., Herzliya

          3.   P.K. GENERATORS & EQUIPMENT LTD.,

               PRIVATE COMPANY 51-129494-4

               Of Prof. Schorr St., Holon Industrial Area

          4.   GIDEON EZRA LTD., PRIVATE COMPANY 51-221036-0

               Of 24 Be'eri St., Kochav Ya'ir 44864

          5.   EFRAIM SHERATZKY, I.D. 51677128

               Of 24 Zlotopolski St., Tel Aviv 63475

          6.   YIGAL (GIGI) SHANI, I.D. 00780523

               Of 24 Zlotopolski St., Tel Aviv 63475

          Collectively, Jointly And Severally (Hereinafter: "THE SHAREHOLDERS")

                                                                THE SECOND PARTY

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   INTERPRETATION

     In this Agreement the following terms shall bear the meanings ascribed them below, unless some other meaning shall be implied.

     "The Company" - Ituran Location and Control Ltd., Private Company
     51-193664-3

     "The Shares" -  All shares of Moked in the Company, bearing the nominal value of NIS 1.00 each, whatever their number shall be at
                     the time the first prospectus of the Company, intended to
                     be made public in 1998, shall be made public, as well as
                     all bonus shares to be allocated in respect of said shares;
                     and shares to be allocated in order to realize rights to be offered to Moked by virtue of said shares.

2.   SEPARATE MEETING

     Moked hereby undertakes vis-a-vis the Shareholders as follows:

     2.1  A least seven (7) days before any meeting of the Company's shareholders, a meeting of the Shareholders shall be convened
          (Hereinafter: "THE SEPARATE MEETING"). Notice of the Separate Meeting
          shall be given, including the agenda of the Separate Meeting, by Moked to the Shareholders at least ten (10) days in advance. The agenda of the Separate Meeting shall be identical to the agenda of the general shareholders' meeting, in respect of which the Separate Meeting had been summoned (This general meeting shall hereinafter be termed "THE
          INTENDED MEETING"). Any number of Shareholders shall constitute a legal quorum at the Separate Meeting. Whosoever shall hold a majority of the shares in Moked shall act as chairperson of the Separate
          Meeting, or his proxy. The above excepted, the provisions of the articles of association of Moked concerning the convening and conducting of shareholders' meetings of Moked, shall apply to the convening and conducting of the Separate Meeting.

     2.2  At the Separate Meeting, all subjects to be found on the agenda of the
          Intended Meeting shall be discussed, voted upon and decided.
          Resolutions at the Separate Meeting shall be passed by a majority vote of the Shareholders present and voting at the Separate Meeting (i.e., abstentions

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          not counted), and the vote shall be counted according to the index of holdings detailed in sub-Sections 2.3 to 2.6 below.

     2.3  The index of holdings for the purposes of sub-Section 2.2 of this
          Agreement shall be as follows:

          MOKED SERVICES, INFORMATION, MANAGEMENT, INVESTMENTS LTD. - 38%
          (thirty-eight percent) multiplied by the "Total Stock of Moked" as this term is defined below - less the shares to be sold by Moked until the time of the Separate Meeting, following a notice of sale from the
          Shareholders holding preferred Class A stock, with the addition of the rate specified in Section 2.4 below.

          YEHUDA KAHANE LTD. - 26% (twenty-six percent) multiplied by the "Total
          Stock of Moked" as this term is defined below - less the shares to be sold by Moked until the time of the Separate Meeting, following a notice of sale from the Shareholders holding preferred Class B stock.

          P.K. GENERATORS AND EQUIPMENT LTD. - 26% (twenty-six percent)
          multiplied by the "Total Stock of Moked" as this term is defined below
          - less the shares to be sold by Moked until the time of the Separate
          Meeting, following a notice of sale from the Shareholders holding preferred Class C stock, minus the rate specified in Section 2.4 below.

          YIGAL (GIGI) SHANI - 3.750% (three and three-quarters percent)
          multiplied by the "Total Stock of Moked" as this term is defined below
          - less the shares to be sold by Moked until the time of the Separate
          Meeting, following a notice of sale from the Shareholders holding preferred Class D stock.

          EFRAIM SHERATZKY -3.750% (three and three-quarters percent) multiplied by the "Total Stock of Moked" as this term is defined below - less the shares to be sold by Moked until the time of the Separate Meeting, following a notice of sale from the Shareholders holding preferred
          Class E stock.

          GIDEON EZRA [LTD.] - 2.50% (two and one-half percent) multiplied by the "Total Stock of Moked" as this term is defined below - less the shares to be sold by Moked until the time of the Separate Meeting, following a notice of sale from the Shareholders holding preferred
          Class F stock.

          "The Total Stock of Moked" - The total of the shares owned by Moked on the date the first prospectus of the Company is made public, including bonus shares allocated by virtue of them, as well as shares in the
          Company allocated to Moked to realize rights to be offered to Moked in the Company, excluding that number of shares equal in value to the
          Company's investments in respect of use of the rights, according to the price of the "ex-rights." It is

          clarified that shares in the Company purchased by Moked - if purchased
          - after the first prospectus is made public, shall not be included in the "Total Stock of Moked," unless all the Shareholders shall explicitly state otherwise in writing.

     2.4  Without derogating from the aforesaid in sub-Section 2.3 above, it is hereby agreed that insofar as the index of holdings of Moked Services,
          Information, Management, Investments Ltd. and of P.K. Generators and
          Equipment Ltd. is concerned, regarding all matters to be discussed at the Separate Meeting, except for matters related to determining the terms of employment and/or the salary of Mr. Izzy Sheratzky or any members of his family, or matters in which Mr. Izzy Sheratzky or corporation(s) controlled by him have a personal interest, the share of Moked Services, Information, Management, Investments Ltd. - for the
          purposes of calculating the index of holdings for the Separate Meeting
          - will be increased by 3.50% (three and one-half percent) and the share of P.K. Generators and Equipment Ltd. will be diminished by an identical proportion, accordingly, at the same Separate Meeting.

          It is further clarified and agreed that should a notice of sale be given by the Shareholders holding preferred Class C stock, those 3.50%
          (three and one-half percent) shall be considered to have been sold as if they were the last.

     2.5  In order to illustrate the content of sub-Sections 2.3 and 2.4 above -
          an example is provided below, based on two additional factual assumptions:

          2.5.1     By the Separate Meeting, shares have been sold by virtue of a notice of sale given by the Shareholders holding preferred
                    Class B and Class C stock, as follows:

                    The total stock sold by virtue of the notice of sale given by the Shareholders holding preferred Class B stock -
                    120,000 shares.

                    The total stock sold by virtue of the notice of sale given by the Shareholders holding preferred Class C stock - 80,000 shares.

          2.5.2     "The Total Stock of Moked" as stated in sub-Section 2.3
                    above is - 1,000,000 shares.

                    At the Separate Meeting (regarding a matter other than
                    determining the terms of employment and/or the salary of Mr.
                    Izzy

                    Sheratzky or any members of his family) the voting index
                    shall be as follows:



                    Moked Services, Information,                 415,000    votes (1)    51.875
                    Management, Investments Ltd.
                    Yehuda Kahane Ltd.                           140,000    votes          17.5
                    P.K. Generators and Equipment Ltd.           145,000    votes (2)    18.125
                    Yigal (Gigi) Shani                            37,500    votes        4.6875
                    Efraim Sheratzky                              37,500    votes        4.6875
                    Gideon Ezra [Ltd.]                            25,000    votes         3.125
                    Total Votes at the Separate Meeting          800,000                    100


     2.6  It is hereby clarified that for the purposes of calculating the total shares sold by virtue of a notice of sale by the holders of preferred shares of any class, if any rights should be issued after the date the
          Company's first prospectus is made public (and should Moked realize some of the rights offered to it in said issue) or should bonus shares be issued in any form - in such cases the total shares sold by virtue of notices of sale by the holders of preferred shares of any class, for the purposes of sub-Sections 2.2 through 2.5 above, shall be calculated with adjustments which will take these changes into account.

3.   VOTING AT MEETINGS OF THE COMPANY'S SHAREHOLDERS

     Moked undertakes vis-a-vis the Shareholders that at the Intended Meeting it will vote using all its shares in the Company, according to the resolution adopted at the Separate Meeting. Should there be an identical number of votes for and against a particular proposal, then Moked shall vote against that proposal at the Separate Meeting.

4.   VOTING AT ANNUAL GENERAL MEETINGS (OR OTHER MEETINGS) CONCERNING
     APPOINTMENT OF COMPANY DIRECTORS

     4.1  Moked undertakes vis-a-vis the Shareholders that at annual General
          Meetings (or any other meeting) at which the matter of appointment of
          Company directors shall be

-----------
(1) When voting on a matter connected to determining the terms of employment and/or the salary of Mr. Izzy Sheratzky or any members of his family, the voting index shall be reduced by 35,000 votes.

(2) When voting on a matter connected to determining the terms of employment and/or the salary of Mr. Izzy Sheratzky or any members of his family, the voting index shall be increased by 35,000 votes.

          discussed, it will vote in favor of appointing directors of the
          Company as set out below:

          Each shareholder shall be entitled to inform Moked, in writing, regarding the identity of the director proposed by him (hereinafter:
          "A PROPOSED DIRECTOR"), such that by virtue of each 8% (eight percent)
          of the total vote - as defined in sub-Section 4.2 below - held by said shareholder at the Separate Meeting preceding the general meeting at which directors of the Company are to be appointed - he may request one Proposed Director. Notwithstanding the above, in any case, any shareholder whose total holdings according to the "voting index,"
          proportional to the total vote are less than 8% (eight percent), shall be entitled to request the appointment of one Proposed Director, provided that in any event his holdings are no less than 2.0% (two percent).

     4.2  The determination of the part of each shareholder in the total vote shall be carried out pursuant to the provisions of sub-Sections 2.2 to
          2.5 above, at the Separate Meeting preceding the general meeting of the Company's Shareholders at which directors of the Company are to be appointed.

     4.3  It shall be clearly understood that regarding the appointment of
          Proposed Directors pursuant to this Section 4 - any of the
          Shareholders may give notice - in writing and bearing his signature -
          to combine their holdings indices in order to achieve holdings of 8%
          (eight percent).

          Without derogating from the above, it shall be clearly understood that a proportion of less than 8% shall not provide the right to request appointment of a director, unless such a shareholder holding less than
          8% (eight percent) according to his holding index, shall be entitled to request one Proposed Director as stated in the last part of sub-Section 4.1 above. It shall further be understood, that only a shareholder holding more than 8% (eight percent) of the total vote may combine his holdings in the manner set out in the first part of this
          Section.

5.   PROHIBITION OF SELLING SHARES AND THE RIGHT OF FIRST REFUSAL

     5.1  Moked undertakes to refrain from selling any of The Shares for a price per share 15% (fifteen percent) or more, beyond the price per share of the Company's shares at the Stock Exchange at the time the sale agreement is signed, for a

          period of five (5) years beginning on the date of the first prospectus of the Company.

     5.2  Without derogating from the abovementioned in Section 5.1 above, it is agreed that should Moked wish to transfer or sell the Shares, in whole or in part, to a Shareholder or to any third party whatsoever
          (hereinafter in this Section: "THIRD PARTY"), it shall be obligated to offer them initially to all the Shareholders. The offer shall be in writing and shall specify the number of shares offered (Hereinafter:
          the "SHARES OFFERED FOR SALE") and the price per share offered by the
          Third Party to Moked for the Shares Offered for Sale and his identity
          - should Moked wish to sell them outside the Stock Exchange, or the
          Requested Price per each share of the Shares Offered for Sale - if
          Moked wishes to sell them on the Stock Exchange (hereinafter: the
          "REQUESTED PRICE"). The offer shall be delivered by messenger, and sent by registered mail, to each and every Shareholder. The written obligation by the Third Party to acquire shall be attached to the offer, if the intention is to sell the shares outside the Stock
          Exchange (The offer by Moked, hereinafter: the "OFFER").

          Within 30 days after the Offer is sent by registered mail, the
          Shareholder(s) who so wish (Hereinafter: the "ACCEPTING
          [SHAREHOLDERS]") shall be entitled to inform Moked in writing that they agree to acquire the Shares Offered for Sale, at the Requested
          Price.

          Should the number of the Shares Offered for Sale exceed 2.50% (two and one-half percent) of the Company's issued share capital at that time, then the period of 30 days shall be lengthened to 45 days. Said period of 30 or 45 days shall hereinafter be termed: the "ACCEPTANCE PERIOD."

     5.3  Should the Shareholders of the Company reject the Offer, or refrain
          (all or part of them) from giving their written agreement to acquire all the Shares Offered for Sale within the Acceptance Period, or should they give written agreement but not according to the terms of the Offer, Moked shall be entitled to sell all the Shares Offered for
          Sale to the Third Party, within thirty (30) days of the end of the
          Acceptance Period, if the sale should be to a Third Party outside the
          Stock Exchange, or to sell the Shares Offered for Sale within 180 (one hundred and eighty) days from the end of the Acceptance Period, provided the sale shall be at a price no lower than the Requested
          Price. Moked shall notify the Shareholders of the sale to the Third
          Party, the terms of the sale and the date of the sale, in writing.
          Should Moked wish to sell the Shares Offered for Sale, in whole or in part, after said period of 30 or 180 days, as the case may be, it shall be obligated to carry out the entire right of refusal procedure, as above, ab initio.

          Should all of the Shareholders accept the Offer, the Shares Offered for Sale shall be sold to all of the Shareholders at the end of 7 days from the end of the Acceptance Period, whereas the Shares shall be sold to the Accepting Shareholders according to the index of holdings as it stands on the date of the Offer.

          If a minority of the Shareholders should reject the Offer, or if a minority of the Shareholders should refrain from responding in any way within the Acceptance Period, so long as any Shareholder shall agree in writing with regard to all of the Shares Offered for Sale, according to the Requested Price, within the Acceptance Period, the
          Shares Offered for Sale shall be sold to the Accepting Shareholders, according to the index of holdings as it stands on the date of the
          Offer, and the remaining Shares Offered for Sale shall be sold to the
          Shareholders that agreed to acquire all of the Shares Offered for Sale
          (hereinafter: the "SHAREHOLDERS AGREEING TO FULL ACQUISITION")
          proportionately, according to the proportion between the index of holdings of each one of the Shareholders Agreeing To Full Acquisition and the total index of holdings of all of those Shareholders Agreeing
          To Full Acquisition.

          It is hereby clarified that during the Acceptance Period a Shareholder may give his consent to acquire all of the Shares Offered for Sale, only if during the Acceptance Period he also gave his consent for the acquisition of his relative portion of the Shares Offered for Sale.

     5.4  For the purposes of sub-Sections 5.2 and 5.3 above - the "index of holdings" shall be determined as set out in sub-Sections 2.2 to 2.6 above and according to the situation as it shall be on the date of the
          Offer.

     5.5  The Accepting Shareholders shall be obligated to pay the entire
          Requested Price in the Offer for the Shares Offered for Sale,
          according to their proportions as set out in sub-Section 5.3 above, within seven (7) days of the end of the Acceptance Period, whereupon
          Moked shall sign share transfer bills in respect of the Shares Offered for Sale. The payment shall be executed by means of a bank check to the order of Moked, unless Moked and the Accepting Shareholders shall agree upon a different means of payment.

          The provisions of this agreement shall apply to the shares acquired through exercise of the right of refusal stated in this agreement.

     5.6  Notwithstanding the provisions of sub-Sections 5.1 and 5.2 above,
          Moked shall be entitled to sell up to 2% (two percent) of the issued capital shares of the Company on the Stock Exchange, without such a sale being subject to the right of refusal stated in sub-Section 5.2 above. The above proportion shall be calculated on a cumulative basis, and Moked's right to accrue shall be transferable from one year to the next.

     5.7  Should the orders of sale be given in any calendar year by more than one class of preferred shares, the parties herein shall act in good faith and fidelity in order that the benefit of the provision in sub-Section 5.6 above shall be divided proportionately and in a fair manner between those holders of preferred shares.

          In order to facilitate the implementation of this section, the parties agree that the "entitlement" of each party to make use of the quota of
          2.0% mentioned in sub-Section 5.6 above shall be divided between them in each calendar year according to the index of holdings set out in
          Section 2.3 above, subject to an amendment, so that the number of shares to be sold by Moked which shall be deducted according to said sub-Section 2.3 shall be determined according to the situation at the beginning of the relevant calendar year (i.e., as of January 1st of the relevant year).

          Notwithstanding the above, it is agreed that a party to the agreement shall be entitled to "waive" his "entitlement" pursuant to this section, in whole or in part, in favor of another party to this agreement, if he has not made use of it, provided he does so by means written notice signed by him to be delivered to the Company. Such a wavier may not be voided, amended or changed for any reason whatsoever.

     5.8  The provisions of Sections 3 and 5 of this agreement shall apply to shares of the Company that Moked shall acquire - should it do so - in any manner (either at the Stock Exchange or outside it).

6.   VALIDITY AND ENFORCEMENT OF THE AGREEMENT

     6.1  This Agreement shall become valid one business day before the date the first prospectus of the Company is made public, and shall remain valid so long as Moked shall hold at least 25% (twenty-five percent) of the issued share capital of the

          Company, or - if the Company's stock should not be registered for trade on the Stock Exchange following publication of the Company's first prospectus, according to the earlier of the two. For this purpose "holding" - as this term is defined in Section 1 of the
          Securities Law, 5728 - 1968.

     6.2  Each one of the Shareholders shall be entitled to bring suit to enforce this Agreement, including a mandatory injunction and a prohibitory injunction (whether interim or permanent).

     6.3  The rights of the parties pursuant to this Agreement are not transferable unless the prior written consent of all the parties to this Agreement is obtained.

     6.4  No change, amendment or revocation of this Agreement shall be valid unless set out in writing and signed by all of the Shareholders and by
          Moked.

7.   GENERAL

     7.1  The section headings in this Agreement are for convenience only and shall not be used for purposes of interpretation.

     7.2  This Agreement includes everything that was agreed between the parties, and every consent, promise, representation, undertaking and the like made between the parties, if made, prior to its signing is void and completely invalid.

     7.3  This Agreement shall obligate the heirs to the parties to this
          Agreement as well, and shall remain valid during the dissolution of any party to this Agreement and/or the bankruptcy of any party to this
          Agreement.

8.   THE ADDRESSES OF THE PARTIES

     The addresses of the Parties are as specified in the preamble to this
     Agreement. Unless explicitly stated otherwise in this Agreement, any notification sent by one party to another to said address by messenger shall be considered received on the day of delivery (if delivered on a business day) and if sent to said address by registered mail - 72 hours after it was submitted to the post office to be sent. Any Party may notify all Parties to this Agreement about a change in his address, and then his new address shall be considered the address for the purposes of this
     Agreement.

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       AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:

[Signature]                                    [Signature]

----------------------------                   ---------------------------
Moked                                          Moked Services, Information,
                                               Management, Investments Ltd.

[Signature]                                    /s/ Yigal Shani

----------------------------                   ----------------------------
Yehuda Kahane Ltd.                             Yigal (Gigi) Shani

[Signature]                                    /s/ Efraim Sheratzky

----------------------------                   ----------------------------
P.K. Generators and Equipment Ltd.             Efraim Sheratzky

[Signature]
----------------------------
Gideon Ezra Ltd.

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